                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 14, 2005
                                                --------------------------------

                               Global Signal Inc.
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             (Exact name of registrant as specified in its charter)

            Delaware                     001-32168              65-0652634
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(State or other jurisdiction of         (Commission           (IRS Employer
         incorporation)                 File Number)        Identification No.)

301 North Cattlemen Road, Suite 300, Sarasota, Florida               34232
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       (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code   (941) 364-8886
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

AGREEMENT TO CONTRIBUTE, LEASE AND SUBLEASE

     On February 14, 2005, Global Signal Inc. (the "Company"), Sprint
Corporation ("Sprint"), and certain Sprint subsidiaries (the "Sprint
Contributors") entered into an Agreement to Contribute, Lease and Sublease (the
"Agreement to Lease"). The following summary of certain provisions of the
Agreement to Lease is qualified in its entirety by reference to the complete
Agreement to Lease filed as Exhibit 10.1 hereto and incorporated herein by reference.

     Under the Agreement to Lease, the Company has agreed to lease or, if certain consents have not been obtained, operate for a period of 32 years over
6,600 wireless communications tower sites and the related towers and assets
(collectively, the "Towers") from one or more newly formed special purpose entities of Sprint (collectively, "Sprint TowerCo"), under one or more master leases for which the Company has agreed to pay $1.202 billion as prepaid rent
(the "Upfront Rental Payment"), subject to certain conditions, adjustments and pro-rations (the "Sprint Transaction"). The closing of the Sprint Transaction
(the "Closing") is expected to occur in the end of the second quarter of 2005.

     Upon the signing of the Agreement to Lease, the Company placed a $50 million deposit in escrow. If the Closing occurs, the deposit and earnings thereon will be credited against the Upfront Rental Payment. If, however, the
Closing does not occur as a result of the Company's material breach, or in the event that the Company is unable to obtain the funds necessary to close the
Sprint Transaction, then Sprint will be entitled to retain the deposit.

     The Agreement to Lease also contains various covenants, including, but not limited to, (a) covenants by the Company to use commercially reasonable efforts to obtain certain consents and to enter into agreements with respect to the financing needed to consummate the Sprint Transaction and (b) covenants by
Sprint to conduct its business pending Closing in the ordinary course and not to solicit any submissions, or engage in any discussions with any third party, with respect to any proposal for the acquisition or lease of the Towers. In addition, both parties covenant to use their respective commercially reasonable efforts to close the Sprint Transaction.

     Sprint has agreed to indemnify the Company (including its officers, directors and affiliates) for any losses related to (i) a breach of a Sprint representation, (ii) a breach of a Sprint covenant, (iii) any taxes of Sprint or
Sprint TowerCo created in connection with the Agreement to Lease (other than those which the Company expressly assumes), and (iv) the assets and liabilities of Sprint specifically excluded in the Agreement to Lease. The Company has agreed to indemnify Sprint (including its officers, directors and affiliates)
for any losses related to (i) a breach of a Company representation, (ii) a breach of a Company covenant, and (iii) any failure of the Company to discharge the liabilities it

assumes in connection with the Sprint Transaction. The Company and Sprint have agreed that, subject to certain exceptions, neither party shall make any indemnity claim for any individual loss related to a breach of a representation that is less than $15,000 unless and until all indemnifiable losses, irrespective of amount, related to breaches of representations exceed
$10,000,000, in the aggregate.

     The Agreement to Lease contains certain other customary covenants and agreements, including termination rights for each of Sprint and the Company, including the right of either party to terminate if the closing does not occur within 180 days of signing. In the event that the Company does not meet certain milestones in obtaining certain consents, Sprint may have additional termination rights; however, the Company may be able to extend such milestones and/or waive the consent requirements and proceed to closing.

MASTER LEASE

     At the Closing, the Sprint TowerCo will enter into a Master Lease and
Sublease with one or more special purpose entities (collectively, "Lessee")
created by the Company (the "Master Lease"). The following summary of certain provisions of the Master Lease is qualified in its entirety by reference to the complete form of Master Lease filed as Exhibit D to the Agreement to Lease which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

     The term of the Master Lease will expire in 2037. Except for the Upfront
Rental Payment, the Lessee will not be required to make any further payments to
Sprint TowerCo for the right to lease or operate the Towers during the term of the Master Lease. The Sprint Contributors currently ground lease substantially all of the Towers from third parties and the Lessee will assume all post-Closing obligations under the Tower ground leases. Additionally, the Lessee will be required to pay all costs of operating the Towers as well as an agreed upon amount of the real and personal property taxes attributable to the Towers.
During the period commencing one year prior to the expiration of the Master
Lease and ending one hundred and twenty days prior to the expiration of the
Master Lease, the Lessee will have the option to purchase all (but not less than all) of the Towers then leased for approximately $2.3 billion, subject to adjustment, including based on a final appraisal of the Towers to be completed prior to Closing.

     The Lessee will be entitled to all revenue from the Towers leased or operated by it during the term of the Master Lease, including amounts payable under existing Tower collocation agreements with third parties. In addition, under the Master Lease, Sprint entities that are part of Sprint's wireless division have agreed to sublease or otherwise occupy collocation space (the
"Sprint Collocation Agreement") at approximately 6,400 of the Towers for an initial monthly collocation charge of $1,400 per Tower (the "Sprint Collocation
Charge") for an initial period of ten years. The Sprint Collocation Charge is scheduled to increase each year, beginning January 2006, at a rate equal to the lesser of (i) 3% and (ii) the sum of 2% and the increase in the consumer price index during the prior year. After ten years, Sprint may terminate the Sprint
Collocation Agreement at any or all Towers; provided, however, that if Sprint does not exercise its termination right

prior to the end of nine years at a Tower (effective as of the end of the tenth year), the Sprint Collocation Agreement at that Tower will continue for a further five-year period. Sprint may, subsequent to the ten-year initial term, terminate the Sprint Collocation Agreement as to any or all Towers upon the
15th, 20th, 25th, or 30th anniversary of the commencement of the Master Lease.

     Subject to arbitration and cure rights of the Lessee's lender, in the event of an uncured default under a ground lease, Sprint TowerCo may terminate the
Master Lease as to the applicable ground lease site. In the event of an uncured default with respect to more than 20% of the Sites during any rolling five-year period, and subject to certain other conditions, Sprint TowerCo may terminate the entire Master Lease.

     The Company guarantees the full and timely payment and performance of the
Lessee's obligations under the Master Lease up to a maximum aggregate amount of
$200 million.

INVESTMENT AGREEMENT

     Prior to the execution of the Agreement to Lease, the Company submitted several bids to Sprint in an auction process conducted by Sprint with respect to the Towers. On August 23, 2004, the Company submitted its first bid relating to the Towers. After the first round of bidding, Sprint required that any bidder also provide commitments for the financing necessary to consummate that bidder's proposed transaction with respect to the Towers. On September 10, 2004, the board of directors of the Company established a special committee (the "Special
Committee") to evaluate and negotiate the equity financing for the Company's proposed transaction with respect to the Towers. On September 27, 2004, an affiliate of Fortress Investment Group LLC ("FIG"), in connection with the
Company's bid for the Towers, submitted a commitment letter addressed to the
Company to provide up to 50% of the anticipated equity financing for the proposed transaction with respect to the Towers. On November 19, 2004, in connection with the Company's submission of a revised bid to Sprint, FIG, on behalf of itself and certain of its affiliates, submitted to the Company a commitment letter to provide up to $400 million of equity financing to the
Company, with the expectation that one or more large institutional investors would also participate. On January 31, 2005, the Company submitted a revised bid to Sprint. On February 1, 2005, the Company and Sprint entered into an exclusivity agreement in connection with the Sprint Transaction. On February 4,
2005, FIG submitted another commitment letter to the Company, as required by the
Sprint bidding procedures, pursuant to which certain of its affiliates agreed to provide up to $450 million in equity financing to the Company in connection with the Company's revised bid for the proposed transaction with Sprint. In connection with the Company's successful bid for the Towers and FIG's commitment for equity financing for the Sprint Transaction, the Investors (as defined below) entered into the Investment Agreement (as defined below). In entering into the Investment Agreement, the Investors and the Company assumed that the
Sprint Transaction will cost approximately $1.25 billion, including all costs and expenses associated to consummate the Sprint Transaction, and that the
Company would raise $850 million in debt and $400 million of equity to finance the Sprint Transaction. Morgan Stanley Asset Funding Inc.

and certain of its affiliates provided financial advice and assistance to the
Company in connection with the Sprint Transaction.

     On February 3, 2005, the Special Committee engaged Bear, Stearns & Co. Inc.
("Bear Stearns") to assist it in analyzing and evaluating the financing proposal from the Investors and to render an opinion as to the fairness, from a financial point of view, to the Company of the terms and price to be paid for the common stock to be issued to the Investors in the financing. On February 7, 2005, Bear
Stearns delivered an oral opinion to the Special Committee, confirmed in writing on February 9, 2005, that as of the date of the opinion and based upon and subject to the assumptions made, matters considered, qualifications and limitations set forth in the opinion, the terms and price to be paid to the
Company for the Company's common stock issued to the Investors in connection with the Sprint Transaction were fair from a financial point of view to the
Company. The foregoing summary of Bear Stearns' opinion is qualified in its entirety by reference to the full text of the opinion. On February 7, 2005, the
Special Committee determined that it was advisable, desirable and in the best interests of the Company and all of its stockholders that the Company's board of directors approve and authorize the Investment Agreement and the other transactions contemplated thereby. The Company's board of directors subsequently approved the Investment Agreement and determined that consummation of the transactions contemplated by the Investment Agreement were advisable and in the best interests of the Company and all of its stockholders.

     On February 14, 2005, in connection with the execution of the Sprint
Transaction, the Company entered into an Investment Agreement (the "Investment
Agreement") with (a) Fortress Investment Fund II LLC, a Delaware limited liability company ("Fortress"), an affiliate of our largest stockholder,
Fortress Investment Holdings LLC; (b) Abrams Capital Partners II, L.P., a
Delaware limited partnership, Abrams Capital Partners I, L.P., a Delaware limited partnership, Whitecrest Partners, L.P., a Delaware limited partnership,
Abrams Capital International, LTD, a Cayman Island limited liability company and
Riva Capital Partners, L.P., a Delaware limited partnership (collectively,
"Abrams"), affiliates of our third largest stockholder Abrams Capital, LLC; and
(c) Greenhill Capital Partners, L.P., a Delaware limited partnership, Greenhill
Capital Partners (Executive), L.P., a Delaware limited partnership, Greenhill
Capital, L.P., a Delaware limited partnership, Greenhill Capital Partners
(Cayman), L.P., a Cayman Islands limited partnership, Greenhill Capital Partners
(Employees) II, L.P., a Delaware limited partnership (collectively, "Greenhill", and together with Fortress and Abrams, the "Investors", and each individually, an "Investor"), our second largest stockholder and certain of its affiliates.

     Under the Investment Agreement, the Investors committed to purchase, at the
Closing, up to $500 million of our common stock, par value $0.01 per share
("Common Stock") at a price of $25.50 per share. The $500 million aggregate commitment from the Investors will automatically be reduced by (1) the amount of net proceeds received by the Company pursuant to any offering of its equity securities prior to such date prior to the Closing, and (2) the amount of any borrowings in excess of $750 million outstanding prior to the Closing under any credit facility or similar agreements provided to the Company in connection with the Sprint Transaction, provided that the Investors'

aggregate commitment will not be reduced below $250 million. Pursuant to the terms of the Investment Agreement, each of Fortress, Abrams and Greenhill shall purchase such number of shares of Common Stock equal to 48%, 32% and 20%, respectively, of the total number of shares of Common Stock to be purchased under the Investment Agreement. The purchase of the shares by the Investors is conditioned upon the occurrence of the Closing, and will close simultaneously with the Sprint Transaction. In the event an Investor fails to purchase the shares of common stock it is obligated to purchase, the other Investors have the right, but not the obligation, to purchase such shares. This issuance of these securities will be made pursuant to an exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended.

OPTION AGREEMENT

     If the Company does not complete an offering of its equity securities prior to the Closing of the Sprint Transaction, under an Option Agreement with the
Company, the Investors will issue to the Company, at the closing of the
Investment Agreement, a one-time option to purchase from the Investors a number of shares of Common Stock having a value equal to the difference between the total consideration paid by the Investors for the Common Stock at the Closing and $250 million. This option will be issued by the Investors pursuant to an
Option Agreement among the Investors and the Company. Pursuant to the Option
Agreement, the Company would purchase the shares at a price per share of $26.50.
The option is immediately vested upon issuance at the closing and will expire six months and one day after the Closing. If the Company exercises the option, it will purchase shares from each Investor in proportion to that Investor's participation in the Investment Agreement set forth above. In the event that the
Company completes an offering of its equity securities prior to the Closing, the
Company will not be entitled to this option and no option will be issued by the
Investors. The option is non-transferable.

     The preceding summaries of certain provisions of the Investment Agreement and the Option Agreement are qualified in their entirety by reference to the complete Investment Agreement, filed as Exhibit 10.2 hereto, and the complete
Form of Option Agreement filed as Exhibit 10.3 hereto, respectively, and both are incorporated herein by reference.

SECTION 2 -- FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AND
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     The description of the Credit Agreement set forth in Item 8.01 of this report is incorporated herein by reference.

SECTION 3 -- SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SHARES OF EQUITY SECURITIES

     The description of the Investment Agreement set forth in Item 1.01 of this report is incorporated herein by reference.

SECTION 8 -- OTHER EVENTS

ITEM 8.01 OTHER EVENTS

BRIDGE FINANCING

     On February 8, 2005, the Company received a letter from Morgan Stanley
Asset Funding Inc., Bank of America, NA and Banc of America Securities LLC
setting forth the terms on which they would provide bridge financing of approximately $750 million to an affiliate of FIG and/or the Company for use in funding the Sprint Transaction. The borrower will be one or more newly created entities, under direct or indirect control of FIG or the Company, that will own a 100% of the Company's interest in the Towers. The loan is expected to be secured by, among other things, the ownership interests in the borrower, borrower's leasehold and subleasehold interests (including purchase options) in the Towers, and an assignment of leases and rents. The loan is expected to have a term of 12 months after the Closing, with two six-month extension options.
During the first 12 months of the loan, the loan is expected to bear interest at
30-day LIBOR plus either 1.5% or 1.75% per annum, depending on cash flows related to the Towers. In either case, the rate is expected to increase by 0.25%
upon the first extension and 0.50% upon the second, if such extension options are exercised. The loan is expected to require an origination fee of 0.375% of the loan amount and an extension fee in connection with each extension option of
0.25% of the loan amount. In addition, the Company expects to be required under the facility to pay an exit fee under certain circumstances. The loan is expected to contain customary events of default including, bankruptcy of the borrower or the Company, change of control or cross default to other indebtedness of the Company.

INTEREST RATE SWAPS

     In connection with the Sprint Transaction, the Company entered into interest rate swap agreements with Bank of America as counter party, in anticipation of securing $750 million or more of bridge financing, which is expected to be replaced by a mortgage loan of an equal or greater amount, for a total notional value of $750 million. Under the interest rate swaps, the Company agreed to pay the counter party a fixed interest rate of 4.303% on a total notional amount of $750 million beginning on June 1, 2005 through December 1,
2010, with a mandatory termination date of March 31, 2006, in exchange for receiving three-month LIBOR on the same notional amount for the same period.

AMENDED AND RESTATED CREDIT AGREEMENT

     On February 9, 2005, Global Signal Operating Partnership, L.P. ("Global
Signal OP") amended and restated its 364-day $20 million revolving credit agreement (originally dated December 3, 2004) with Morgan Stanley Asset Funding
Inc. and Bank of America, NA, to provide an additional $50 million term loan facility in connection with the Sprint Transaction (the "Credit Agreement"). The following summary of certain provisions of the Credit Agreement is qualified in its entirety by reference to the complete Credit Agreement filed as Exhibit 10.4 hereto and incorporated herein by reference.

     On February 14, 2005, the full amount of the term loan was posted as a deposit, as required by the Agreement to Lease. Amounts available under the revolving credit facility of the Credit Agreement will be reduced to $15 million upon the earlier of June 3, 2005 and the completion of certain equity issuances by the Company in excess of $5 million (excluding any equity issuance in connection with the Sprint Transaction or as a result of the exercise of options or warrants outstanding as of February 9, 2005). Interest on the term loan is payable, at Global Signal OP's option, at either the London InterBank Offered
Rate, or LIBOR, plus 3.0% or the bank's base rate plus 2.0%. The credit facility, through the Credit Agreement and the related ancillary documentation, contains covenants and restrictions customary for a facility of this type including a limitation on the Company's consolidated indebtedness at $780 million, which amount will be increased to $1,575,000,000 upon consummation of the bridge financing for the Sprint Transaction. The credit facility continues to be guaranteed by the Company, Global Signal GP LLC and certain subsidiaries of Global Signal OP. It is secured by a pledge of Global Signal OP's assets, including a pledge of 65% of its interest in the Company's United Kingdom subsidiary, 100% of its interest in certain other domestic subsidiaries, a pledge by the Company and Global Signal GP LLC of their interest in Global
Signal OP, and a pledge by the Company of 65% of its interest in its Canadian subsidiary. The term loan must be repaid on the earlier of (1) the six month anniversary of the funding of the term loans, (2) the date that the Company receives a refund of the deposit from Sprint under the Agreement to Lease, and
(3) the date of the Closing of the Sprint Transaction.

SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

10.1      Agreement to Contribute, Lease and Sublease, dated as of February 14,
          2005 among Sprint Corporation, the Sprint subsidiaries named therein and Global Signal Inc.

10.2      Investment Agreement, dated as of February 14, 2005, by and among
          Global Signal Inc., Fortress Investment Fund II LLC, Abrams Capital
          Partners II, L.P., Abrams Capital Partners I, L.P., Whitecrest
          Partners, L.P., Abrams Capital International, LTD, Riva Capital
          Partners, L.P., Greenhill Capital Partners, L.P., Greenhill Capital
          Partners (Cayman), L.P., Greenhill Capital Partners (Executives),
          L.P., Greenhill Capital, L.P., and Greenhill Capital Partners
          (Employees) II, L.P.

10.3      Form of Option Agreement, by and among Global Signal Inc., Fortress
          Investment Fund II LLC, Abrams Capital Partners II, L.P., Abrams
          Capital Partners I, L.P., Whitecrest Partners, L.P., Abrams Capital
          International, LTD, Riva Capital Partners, L.P., Greenhill Capital
          Partners, L.P., Greenhill Capital Partners (Cayman), L.P., Greenhill
          Capital Partners (Executives), L.P., Greenhill Capital, L.P., and
          Greenhill Capital Partners (Employees) II, L.P.

10.4      Amended and Restated Credit Agreement, dated as of February 9, 2005, among Global Signal Operating Partnership, L.P. Bank of America, N.A.,
          Morgan Stanley Asset Funding Inc.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GLOBAL SIGNAL INC.
                                   (Registrant)

                                   /s/ Greerson G. McMullen
                                   ---------------------------------------------
                                   Greerson G. McMullen
                                   Executive Vice President, General Counsel and
                                   Secretary

Date: February 17, 2005

                                  EXHIBIT INDEX

Exhibit Number     Exhibit
--------------     -------------------------------------------------------------

10.1               Agreement to Contribute, Lease and Sublease, dated as of
                   February 14, 2005 among Sprint Corporation, the Sprint
                   subsidiaries named therein and Global Signal Inc.

10.2               Investment Agreement, dated as of February 14, 2005, by and among Global Signal Inc., Fortress Investment Fund II LLC,
                   Abrams Capital Partners II, L.P., Abrams Capital Partners I,
                   L.P., Whitecrest Partners, L.P., Abrams Capital
                   International, LTD, Riva Capital Partners, L.P., Greenhill
                   Capital Partners, L.P., Greenhill Capital Partners (Cayman),
                   L.P., Greenhill Capital Partners (Executives), L.P.,
                   Greenhill Capital, L.P., and Greenhill Capital Partners
                   (Employees) II, L.P.

10.3               Form of Option Agreement, by and among Global Signal Inc.,
                   Fortress Investment Fund II LLC, Abrams Capital Partners II,
                   L.P., Abrams Capital Partners I, L.P., Whitecrest Partners,
                   L.P., Abrams Capital International, LTD, Riva Capital
                   Partners, L.P., Greenhill Capital Partners, L.P., Greenhill
                   Capital Partners (Cayman), L.P., Greenhill Capital Partners
                   (Executives), L.P., Greenhill Capital, L.P., and Greenhill
                   Capital Partners (Employees) II, L.P.

10.4               Amended and Restated Credit Agreement, dated as of February
                   9, 2005, among Global Signal Operating Partnership, L.P. Bank of America, N.A., Morgan Stanley Asset Funding Inc.